                                                                     Exhibit 4.4


                           INCENTIVE STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                              BARRA, INC. DIRECTORS PLAN

    This INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made as of the __ day of _____, 1997, by and between BARRA, Inc., a California corporation (the "Corporation"), and ____________________ ("Employee").

                                 W I T N E S S E T H:

    The Corporation has determined that it is in the best interests of the Corporation and its shareholders to encourage ownership in the Corporation by qualified employee-directors of the Corporation, thereby providing additional incentives to attract and maintain qualified employee-directors. To that end, an incentive stock option is granted by the Committee to Employee pursuant, and subject to, the BARRA, Inc. Directors Plan (the "Plan") on the following terms and conditions:

                                      SECTION I.
                                    DEFINED TERMS

    Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                                     SECTION II.
                  SHARES OPTIONED, OPTION PRICE AND TIME OF EXERCISE

    Effective as of ______________, 199__, the Corporation grants to Employee, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued common stock ("Common Stock") of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option").

    The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Employee delivers to the Corporation a fully executed counterpart hereof. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement apart from Exhibit A.

    Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. If Employee does not purchase the full number of shares to which he or she is entitled in any one year, he or she may purchase such shares in the next year specified in the Exercise Schedule hereto, in addition to the shares which he or she is otherwise entitled to purchase in the next year.

                                     SECTION III.
                                  EXERCISE PROCEDURE

    Employee shall exercise the Option by notifying the Corporation of the number of shares that he or she desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Payment for the shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Corporation that have been owned and paid for by the Optionee for more than six (6) months or were obtained by the Optionee in the open public market, having a fair market value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; or (d) through a "margin" commitment from the Optionee and a dealer of the National Association of Securities Dealers; or (e) by any combination of the foregoing. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise as defined in the Plan. In no event shall the purchase price be less than one hundred percent (100%) of the Fair Market Value of such stock at the time the Option is granted; except that the purchase price shall be one hundred ten percent (110%) of the fair value in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.

                                      SECTION IV
                         NON-ASSIGNABILITY AND TERM OF OPTION

    The Option shall not be transferable or assignable by the Employee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Employee's lifetime, only by him or, during periods of legal disability, by his legal representative. No Option shall be subject to execution, attachment or similar process.

    In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Corporation, a Parent Corporation or a Subsidiary will employ Employee for any period of time or in any position or for any particular compensation.

                                      SECTION V.
                             RIGHTS OF EMPLOYEE IN STOCK

    Neither Employee, nor his successor in interest, shall have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is exercised until such shares are issued by the Corporation.

                                     SECTION VI.
                                       NOTICES

    Any notice to be given hereunder shall be in writing and shall be addressed to the Corporation, in care of the Chief Financial Officer, at BARRA, Inc., at 2100 Milvia Street, Berkeley, California 94704-1113, and any notice to be given to Employee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                                     SECTION VII.
                       SUCCESSORS OR ASSIGNS OF THE CORPORATION

    The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.

                                    SECTION VIII.
                                    MISCELLANEOUS

    (a) DESIGNATION OF BENEFICIARY. The Employee shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his or her beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Employee's death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Board of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received to the Board, or its designee, prior to the date of the Employee's death. In the absence of such designation, the Employee's beneficiary shall be the legal representative of the Employee's estate.

    (b) INCAPACITY OF EMPLOYEE OR BENEFICIARY. If any person entitled to a distribution under this Agreement is deemed by the Board to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board, the Corporation and the Plan therefore.

    (c) INCORPORATION OF THE PLAN. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, the terms and provisions of the Plan shall control in the event of any inconsistency between the Plan and this Agreement.

    (d) GOVERNING LAW. THIS AGREEMENT AND SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND ALL APPLICABLE FEDERAL LAWS.

    (e) GENDER. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

    (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

    IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Employee as of the date and year first written above.

Employee                                BARRA, Inc.
        ----------------------------

Address:                                By:
        ----------------------------       -------------------------------------
                                       Title:
        ----------------------------          ----------------------------------

                                      EXHIBIT A

                           INCENTIVE STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                              BARRA, INC. DIRECTORS PLAN

1.  Date of Grant:                     __________, 1997 (Date of Offering)

2.  Employee:                          ____________________________________


3.  Number of Shares:                  _______________________ (_____) shares
                                       of Common Stock

4.  Option Price per Share:            $____________ (not less than Fair Market
                                       Value)

5.  Exercise Schedule:                 _______________________________________


6.  Expiration Date:                   ___________________ (not more than ten
                                       (10) years from Date of Grant; (5) years from Date of Grant for 10 percent or more shareholders).

To qualify for Incentive Stock Option tax treatment, the Employee must not dispose of shares obtained on exercise of an Option until at least two years after the date of grant and one year after the date of exercise of the Option. If these holding periods are not met, the sale or other disposition of shares will be a disqualifying disposition pursuant to Code Section 422(c).

                                      EXHIBIT B

                          DESIGNATION OF BENEFICIARY FOR THE
                           INCENTIVE STOCK OPTION AGREEMENT
                      PURSUANT TO THE BARRA, INC. DIRECTORS PLAN


Name of Employee:
                  ---------------------------------

Original Date of Agreement:
                            -----------------------

If I shall cease to be an Employee of the Corporation, a Parent Corporation or a Subsidiary by reason of my death, or if I shall die after I have terminated my employment with the Corporation, the Parent Corporation or a Subsidiary, but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to __________________ (insert name of beneficiary) in the manner provided for in the Plan and the Agreement.


---------------------------------

---------------------------------
Date


Receipt acknowledged on behalf of BARRA, Inc. by:


---------------------------------

---------------------------------
Date

                         NON-QUALIFIED STOCK OPTION AGREEMENT
                      PURSUANT TO THE BARRA, INC. DIRECTORS PLAN

    This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the _____ day of _______________, 1997, by BARRA, Inc., a California corporation (the "Corporation"), and ______________________ ("Holder").

                                 W I T N E S S E T H:

    The Corporation has determined that it is in the best interests of the Corporation and its shareholders to encourage ownership in the Corporation by members of the Board of Directors of the Corporation, thereby providing additional incentives to attract and retain qualified directors. To that end, a non-qualified stock option is granted by the Committee to Holder pursuant, and subject to, the BARRA, Inc. Directors Plan (the "Plan") on the following terms and conditions:

                                      SECTION I.
                                    DEFINED TERMS

    Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                                     SECTION II.
                     OPTIONED, OPTION PRICE AND TIME OF EXERCISE

    Effective as of ___________, 199__, the Corporation grants to Holder, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued common stock ("Common Stock"), of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option").

    The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Holder delivers to the Corporation a fully executed counterpart hereof. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement apart from Exhibit A.

    Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. If Holder does not purchase the full number of shares to which he or she is entitled in any one year, he or she may purchase such shares in the next year specified in the Exercise Schedule hereto, in addition to the shares which he or she is otherwise entitled to purchase in the next year.

                                     SECTION III.
                            EXERCISE PROCEDURE WITHHOLDING

    Holder shall exercise the Option by notifying the Corporation of the number of shares that he or she desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Payment for the shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Corporation that have been owned and paid for by the Optionee for more than six (6) months or were obtained by the Optionee in the open public market, having a fair market value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Option for services rendered; (d) through a "same day sale" commitment from the Optionee and a dealer of the National Association of Securities Dealers ("NASD"); (e) through a "margin" commitment from the Optionee and an NASD dealer; or (f) by any combination of the foregoing. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as defined in the Plan. In no event, shall the purchase price be less than the Fair Market Value of such stock at the time the Option is granted; except that the purchase price shall be one hundred ten percent (110%) of the fair value in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.

    The Corporation will, as soon as is reasonably possible, notify the Holder of the amount of withholding tax, if any, that must be paid under federal, state and local law due to exercise of the Option. The Corporation shall have no obligation to deliver certificates for the shares purchased until Holder pays to the Corporation the amount of withholding specified in the Corporation's notice in cash or in Common Stock. Alternatively, Holder may direct the Corporation to withhold that number of shares of Common Stock (valued according to the procedures set forth in this section on the date of withholding) sufficient to satisfy such obligation, subject to such restrictions or procedures as the Board deems necessary to satisfy Rule 16b-3.

                                     SECTION IV.
                         NON-ASSIGNABILITY AND TERM OF OPTION

    The Option shall not be transferrable or assignable by the Holder, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Holder's lifetime, only by him or, during periods of legal disability, by his legal representative. No Option shall be subject to execution, attachment, or similar process.

    In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Corporation, a Parent Corporation or a Subsidiary will employ Holder for any period of time or in any position or for any particular compensation.

                                      SECTION V.
                              RIGHTS OF HOLDER IN STOCK

    Neither Holder, nor his successor in interest, shall have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is issued until such shares are exercised by the Corporation.

                                     SECTION VI.
                                       NOTICES

    Any notice to be given hereunder shall be in writing and shall be addressed to the Corporation, in care of the Chief Financial Officer, at BARRA, Inc., 2100 Milvia Street, Berkeley, California 94704-1113, and any notice to be given to the Holder shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                                     SECTION VII.
                       SUCCESSORS OR ASSIGNS OF THE CORPORATION

    The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.


                                    SECTION VIII.

                                    MISCELLANEOUS

     a) DESIGNATION OF BENEFICIARY. The Holder shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his or her beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Holder's death. Such designation under this Agreement may be revoked by the Holder at any time and a new beneficiary may be appointed by the Holder by execution and submission to the Board of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Holder on Exhibit B and received to the Board, or its designee, prior to the date of the Holder's death. In the absence of such designation, the Holder's beneficiary shall be the legal representative of the Holder's estate.

     b) INCAPACITY OF HOLDER OR BENEFICIARY. If any person entitled to a distribution under this Agreement is deemed by the Board to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board, the Corporation and the Plan therefore.

     (c) INCORPORATION OF THE PLAN. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, the terms and provisions of the Plan shall control in the event of any inconsistency between the Plan and this Agreement.

     (d) GOVERNING LAW. THIS AGREEMENT AND SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND ALL APPLICABLE FEDERAL LAWS.

     a) GENDER. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

     b) COUNTERPARTS. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Holder as of the date and year first written above.


Holder:                                 BARRA, INC.
       -----------------------------

Address:                                By:
        ----------------------------        ------------------------

------------------------------------
                                        Title:
                                              ----------------------

                                      EXHIBIT A

                         NON-QUALIFIED STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                              BARRA, INC. DIRECTORS PLAN

1.     Date of Grant:                _______________, 199__  (Date of Offering)

2.     Holder:                       __________________________________________

3.     Number of Shares:             _______________ (_____) shares of Common
                                     Stock

4.     Option Price Per Share        $_________________________________________

5.     Exercise Schedule:            [Twenty percent (20%) of the Options
                                     subject to this Agreement shall be
                                     exercisable on each anniversary date of
                                     the Date of Grant specified above until
                                     the Options are fully exercisable.]  [One
                                     Hundred Percent (100%) on Date of Grant]

6.     Expiration Date:              ____________________(not more than ten
                                     (10) years from Date of Grant.)

                                      EXHIBIT B

                          DESIGNATION OF BENEFICIARY FOR THE
                         NON-QUALIFIED STOCK OPTION AGREEMENT
                                   PURSUANT TO THE
                              BARRA, INC. DIRECTORS PLAN


Name of Holder:
                ------------------------------

Original Date of Agreement:
                           -------------------


If I shall cease to be employed or engaged by the Corporation, a Parent Corporation or a Subsidiary by reason of my death, or if I shall die after I have terminated my employment or engagement with the Corporation, the Parent Corporation or a Subsidiary, but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to __________________ (insert name of beneficiary) in the manner provided for in the Plan and the Agreement.


---------------------------------

---------------------------------
Date

Receipt acknowledged on behalf of BARRA, Inc. by:

---------------------------------

---------------------------------
Date